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CONTRACT

on prospecting of hydrocarbon materials of the site Atyrau (persalt and subsalt blocks) within XXII-11-E, F; XXII-12-D, E, F; XXII-13-D, E; XXIII-11-B, C, E, F; XXIII-12; XXIII-13-A,B,D,E,F (частично); XXIV-11-B,C,E,F; XXIV-12-A (частично), B,C,D,E. (частично), F (частично); XXIV-13-A,B,C,D,E,F (частично); XXV-11 B (частично), C(частично), F (частично); XXV-12-A,B (частично), C (частично), D,E,F; XXV-13A (частично),D(частично) in the Atyrau oblast of the Republic of Kazakhstan between

Ministry of Energy and Mineral Resources of the Republic of Kazakhstan

(Competent body)

and

“Vector Energy West”, LLP

(Contractor)

Astana, 2002

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TABLE OF CONTENTS

Page

Preamble

4

Section 1

Definitions

4

Section 2

Aim of Contract

9

Section 3

Contract Period

9

Section 4

Contract Territory

10

Section 5

Right of ownership to property and information

10

Section 6

Right of the Republic on acquisition and requisition of hydrocarbons

11

Section 7

General Rights and Responsibilities of Parties

11

Section 8

Working Program

14

Section 9

Prospecting Period

17

Section 10

Commercial Discovery

18

Section 11

Record Keeping and Reporting

19

Section 12

Measurement of oil

19

Section 13

Implementation of Subcontract Works

19

Section 14

Financing

20

Section 15

Taxes and Payments

20

Section 16

Accounting

27

Section 17

Insurance

27

Section 18

Liquidation and Liquidation Fund

27

Section 19

Environment and Subsoil Protection

28

Section 20

Population and Personnel Safety

29

Section 21

Responsibility of the Contractor for the breach

of Contract Conditions

31

Section 22

Force-Majeur

31

Section 23

Confidentiality

32

Section 24

Transfer of Rights and Obligations

32

Section 25

Applicable Rights

32

Section 26

Disputes Settlement Order

32

Section 27

Guarantees of Contract Stability

33

Section 28

Suspension and Termination Conditions

 of Contract Validity

33

Section 29

Language of the Contract

34

Section 30

Additional Provisions

34

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Appendices:

Appendix 1 – Resolution of the Tender Commission

Appendix 2 – Geological Lease

Appendix 3 – Minimum Working Program

Appendix 4 - Technical and Economic Assessment

Appendix 5 – Others

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The present Contract on prospecting and production at the Ayrau site within XXII-11-E, F; XXII-12-D, E, F; XXII-13-D, E; XXIII-11-B, C, E, F; XXIII-12; XXIII-13-A,B,D,E,F (частично); XXIV-11-B,C,E,F; XXIV-12-A (частично), B,C,D,E. (частично), F (частично); XXIV-13-A,B,C,D,E,F (частично); XXV-11 B (частично), C(частично), F (частично); XXV-12-A,B (частично), C (частично), D,E,F; XXV-13A (частично),D(частично) blocks in the Atyrau oblast of the Republic of Kazakhstan is concluded on “28” December, 2002 between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (hereinafter - Competent body), in the person of its First Vice-Minister of Energy and Mineral Resources Mr. Nurgali Sadvakasovich Ashimov, and “Vector Energy West”, LLP in the person of its President Mr. Nikolay Ivanovich Kruychkov (hereinafter - Contractor), in accordance with the minutes # 7 of the Meeting of the Tender Commission on investment programs for the right of subsoil exploitation, dated from  September 17, 2001.

PREAMBLE

Taking into consideration that:

1.

In accordance with the Constitution of the Republic of Kazakhstan Subsoil, including hydrocarbon materials are of the state property.

2.

In accordance with the Decree of the President of the Republic of Kazakhstan, which has the force of Law, #2828 “On Subsoil and Subsoil use”, from January 27, 996 (with changer and amendments up to the date of sign of the present Contract), powers for conduct of negotiations and sign of contracts, related to the operations on subsoil use on the territory of the Republic of Kazakhstan, shall be delegated to the Competent body;

3.

In accordance with the Resolution of the Government of the Republic of Kazakhstan #108 from 21.01.2000 “On approval of Procedures on Entitlement to subsoil use in the Republic of Kazakhstan the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan shall execute the powers of the Competent bodies in the relation of conclusion and implementation of contracts on hydrocarbon materials;

4.

The Republic of Kazakhstan expresses willingness to make rational and efficient use of natural resources, including prospecting and production of hydrocarbon materials.

5.

The Contractor has a desire and financial opportunities to carry out rationally and efficiently works, connected with prospecting and production of hydrocarbon materials according to the Contract.

6.

The Government of the Republic of Kazakhstan authorizes the Competent Body with a right to conclude and implement the Contract.

7.

The Competent body and the Contractor shall agree upon that the Contract shall regulate their mutual rights and responsibilities while carrying out prospecting and production of hydrocarbon material.

The Competent body and the Contractor shall agree on the following:

SECTION 1. DEFINITIONS

Definitions and terms, which are not explained in this Section, shall have the meaning relevant to definitions and terms, comprising in the Degree of the President of the Republic of Kazakhstan, which has the force of Law, “On subsoil resources and subsoil use” with changes and amendments in accordance with the Law of the Republic of Kazakhstan #381, from May 11, 1999, the Law of the Republic of Kazakhstan #467, from August 11, 1999 (hereinafter – Decree “On Subsoil”), the Decree of the President of the Republic of Kazakhstan, which has the force of Law “On Oil”, with changes in accordance with the Law of the Republic of Kazakhstan #467 from  August 11, 1999 (hereinafter – decree “On Oil”), and the Law of the President of the Republic of Kazakhstan from 08.07.94 “On Sanitary-and- epidemiologic well-being of the population”..

1. Affiliated Party – any individual or legal entity (except for state agencies, exercising control over the activity of this person within the limits of given powers), who shall have right  directly or indirectly determine decisions and (or) influence on decisions being adopted by this person, including the oral agreement, or other transaction, and also any individual or legal entity, toward whom this person shall have such a right.

2.Block – refers to any territory on land or water, situated completely or partially in the Republic of Kazakhstan and determined as a Block at the specially prepared map of Blocks.

3. Coastline – a line of a coast of basin, formed at the result of maximal tide (full water). The procedures of determination of factual position of coastline shall be made by the Government of the Republic of Kazakhstan.

4. Reimbursable expenses – overall expenses, produced by the Contractor during the prospecting of hydrocarbon materials within the limit of the Contract territory and which shall be deducted from the total annual revenue in accordance with the State Tax Legislation.

5. Inland reservoirs – refers to the lakes, artificial reservoirs and other superficial water resources.

6. State (Republic) – refers to the Republic of Kazakhstan

7. State body – central executive body of the Republic of Kazakhstan, authorized to perform certain duties in the name of the State.

8. Geological Lease – refers to the Appendix of the Contract on Prospecting, combined Prospecting and Production, which shall be an integral part of the Contract, determining schematically and descriptively the plot of soil, on which the Subsoil user shall have the right to conduct prospecting works.

9. Mining Lease – refers to the Appendix of the Contract on prospecting, Contract on Construction and (or) exploitation of underground structures, not connected with prospecting and (or) production, Contract on Production of generally found mineral resources for commercial use, which shall be an integral part of the Contract or an independent document, in case of execution of the Servitude, which determines schematically and relatively the plot of subsoil, on which the Subsoil User shall have the right to carry out Prospecting, Construction of underground structures, not connected with Prospecting and (or) Production, or realization of the Servitude.

10. Year of Validity – a period, equal to 12 (twelve) consecutive months by the Gregorian calendar, within a context of the Contract it shall start from the Contract Effective Date or any anniversary of its effectiveness.

11. Contract Effective Date – refers to a date of state registration of the present Contract at the Competent body with issue of a Certificate on Contract registration.

12. Dollar or US Dollars or USD – refers to the state currency of the United States of America.

13. Production – whole range of works (operations), connected with the extraction of hydrocarbon materials from subsoil to the surface, and also technogenic mineral formations, of state ownership, including all technological operations and temporary storage of the Mineral materials.

14. Legislation on subsoil use – refers to the Decree of the President of the Republic of Kazakhstan, which has the right of the Law “On subsoil and subsoil use” with changes and amendments in accordance with the Law of the Republic of Kazakhstan #381, from May 11, 1999 and the Law of the Republic of Kazakhstan #467, from August 11,1999 (hereinafter – Decree “On Subsoil”), and the Decree of the President of the Republic of Kazakhstan, which has the force of Law “On Oil”, with changes in accordance with the Law of the Republic of Kazakhstan #467, from  August 11,1999 (hereinafter – Decree “On Oil”).

15. Legislation – refers to the Constitution of the Republic of Kazakhstan, International Agreements and Conventions, ratified or adopted by the Republic, Decrees of the President of the republic of kazakhstan, Parliament of the Republic, the Government and other state agencies of the Republic.

16. Delivery Expenses – means expenses on transportation of Hydrocarbons by pipelines or any other methods and includes handling in reservoirs, insurance, and dues for transportation, paid for delivery to the port of shipment or other place, as defined by the subsoil user.

17. Marine Pollution – means ingress of materials, substances, energy, noise, vibration into the marine environment. And also generation of various types of radiation and fields, affecting or able to affect the health of people, marine living resources and marine ecosystem, or impeding or damaging or able to bring losses to individuals or legal entities, carrying out legal activities at the sea or at the seashore.

18. Commercial discovery – discovery on the Contract territory one or several deposits, economically feasible for production in the opinion of the Contractor.

19. Competent body is an executive body, delegated with rights in the name of the Government of the Republic of Kazakhstan (Ministry of Energy and Mineral Resources fo RK), directly connected with conclusion and realization of the Contract.

20. Contract – refers to the present Contract on Prospecting of hydrocarbon materials at the Atyrau site within the limits of blocks of the Atyrau oblast of the Republic of Kazakhstan, concluded between the Competent body and the Contractor, and also all Appendices to the present Contract.

21. Contract Territory – territory, determined by geological or mining lease, on which the Subsoil user shall have the right to carry out operations of subsoil using, as appropriate to the Contract.

22. Contract works – mean all works in accordance with the Contract on performance of prospecting of the hydrocarbons at the Atyrau site.

23. Deposit – means one or several natural hydrocarbon accumulations at the geological reservoir of any type.

24. Mineral Materials – extracted to the surface part of subsoil (rock and ore materials, etc.). containing mineral wealth (mineral materials).

25. Marine structures – any artificially constructed structures, situated at sea, including the artificially built islands, dams, structures, stationery and floating equipment for conduct of oil operations at sea.

26. Marine fenced-off area or areas of safety – areas, determined by the esolutions of the Government of the Republic of Kazakhstan, establishing around the marine structures in the aim of provision of safety-of-life of people, living marine resources, environment, and also shipping, fishery and any other legal activities, performed in accordance with the legislation of the republic of Kazakhstan on Sea in force.

27. Tax Legislation – refers to the Law of the Republic of Kazakhstan “On Taxes and other compulsory budgetary payments” from June 12, 200, other regulatory and legal acts, regulating the procedures of discharge of taxes and payments of the Republic of Kazakhstan at the date of the Contract conclusion.

28. Subsoil – part of the earth's crust, underlying soil layer, and in case of lack thereof – underlying the surface and floor of sea, lakes, rivers and other basins, stretching till the depth, available for performing operations on subsoil use, considering the scientific and technological progress.

29. Subsoil User – refers to the Vector Energy West, LLP or its respective legal successors and/or affiliated companies.

30. Oil (sometimes within a context of “Hydrocarbons”) – means crude oil, gaseous condensate and natural gas, and also hydrocarbons, generated after treatment of crude oil, natural gas and handling of shale oils or tarry sands, including hydrocarbons, known in the name of distillate or condensate, generated from natural gas in the way of natural condensation.

31. Oil operations – mean works on Prospecting, Production, Construction and Exploitation of underground stores and reservoirs of oil, construction and exploitation of Oil-and-gas pipelines, carried out on land and within bordersof lakes, rivers or any other inland reservoirs and also Oil operations at sea.

32. Operations on subsoil use – all works, connected with the prospecting and production of hydrocarbons, carried out within the Contract territory in accordance with the Contract on prospecting and production of hydrocarbon materials.

33. Contractor – refers to the Subsoil user Vector Energy West, LLP, presenting the party of this Contract.

34. Preparatory phase – means a period of time equal to 6 (six) months, which shall start from the Contract Effective Date and within thereof all necessary preproject works and works on determination of financing methods shall be performed.

35. Government – refers to the Government of the Republic of Kazakhstan.

36. Mineral Resources – natural mineral resources, contained in the subsoil, as a solid, liquid and gaseous state, including groundwater and therapeutic muds, off-the-shelf in material production.

37. Positive Practice of Field Development – a practice, which is generally applied by the subsoil users during performance of prospecting or production worldwide as a rational, secure, efficient and necessary when carrying out operations on subsoil use.

38. Accompanying components of oil – mean various kinds of metal and other compounds, containing in oil and stratal water of the deposit.

39. Accompanying gas – means any gaseous hydrocarbons, produced together with crude oil and released, or which can be released from it during production.

40. Natural gas – means all hydrocarbon materials, which are in the gaseous phase under standard weather temperature and pressure, including fat gas, dry gas, accompanying gas, remaining after extraction and separation of fluid hydrocarbons from fat gas, and non-hydrocarbon gas, produced with fluid or gaseous hydrocarbons.

41. Prospecting – means all operations connected with exploration, prospecting of oil deposits, their estimation and includes: geological-geophysical researches; structural drilling; drilling of exploration and prospecting wells, and all works, undertaken to determine the commercial indicators of the traps, where hydrocarbons were discovered hydrocarbons, including drilling of development test well and drawing up of technical and economic assessment of prospective works, and also general administrative and any other related activities, and also production testing of deposits, which are under prospecting.

A) Prospecting Project – refers to project documentation, developed by the Contractor, and containing necessary geological, technical and other data on prospective exploration works, including projects of production testing of wells and accumulations as a constituent parts of prospecting stage.

B) Production Testing – means exploitation of prospecting and development wells to specify data available and to obtain additional information on geological-and-physical accumulation characteristic, relation of hydrocarbons, productivity of wells for projection of field development.

C) Development Project – refers to the project document, preparing by the Contractor in accordance with the Legislation requirements and containing all the necessary information on deposit development and construction.

42. Working Program – refers to all types of plans, developed by the Contractor on performance of operations on subsoil use, including plans on geological research of subsoil, prospecting and production.

A). Annual Working Program and Budget – refer to annual plan, drawing up by the Contractor, which provides for performance of operations on subsoil use, including schedule of works and financing in accordance with the present Contract for the next year.

43. Servitude – a right of individuals and legal entities on certain goal use of part of the subsoil plot, given to other parties for performance of prospecting, production, combined Prospecting, Production or Construction and (or) production in cases provided by the present Decree.

44. Parties – refers to the Competent body and the Contractor, who are determined separately or in aggregate.

45. Subcontractor – refers to an individual or legal entity, concluded with the Contractor an Agreement on implementation of any part of the Contractor’s liabilities according to the present Contract.

46. Third Party – means any individual or legal entity, excluding the Parties of the present Contract.

47. Approved reserves – mean evaluated geological and extracting reserves of hydrocarbons on the deposit, approved by the State Committee on reserves of mineral resources of the Republic of Kazakhstan in the order established by the Legislation.

48. Plot of subsoil (block) – geometrized part of subsoil, separated within closed boundaries, for handing over for subsoil use.

49. Exploitation and capital expenses – refers to the expenses, produced during the production of hydrocarbons, construction and exploitation of related structures and equipment.

SECTION 2. AIM OF THE CONTRACT

2.1. Aim of the Contract shall be the determination in accordance with the Legislation of the State in force at the time of the Contract Effective Date and legally implementation of the contractual relationships between the Competent body and the Contractor.

SECTION 3. CONTRACT PERIOD

3.1. The Contract on prospecting shall be concluded for the period of six years. The Contractor shall have a right ot extend the time of the Contract validity on condition that of performance of Contractor’s liabilities, fixed in the Contract and respective programs of works. The period of validity of each contract can be extended two times with a duration of each up to two years. The term of the contract on prospecting can be extended if the Contractor apply for the extension of the term not later than 12 months before the term expiration. In case of oil discovery, the Contractor shall have the right to extend Contract validity period for the period necessary to estimate the commercial discovery.

3.2. All the Appendices to the Contract shall be integral parts thereof. In case of availability of any discrepancies between the Appendices to the Contract and the Contract itself, the Contract shall have the priority meaning.

3.3. Any amendments or supplements to the Contract shall be executed by the written agreement of the parties. Such agreement shall be the part of the Contract itself and shall have the same meaning as the Contract respectively the Appendices to the Contract, as established at the Article 3.3. of the present Contract.

3.4. Terms of extension of Contract validity period. In case if the Contractor decide on extension of the period of validity of the present Contract, it shall in accordance with the legislation of the Republic of Kazakhstan, not later than 12 (twelve) months before the expiry date of the planning period of validity of the Contract, forward to the Competent body application with request to prolong the term of the Contract validity. Such application shall contain the bases of extension, period of extension and program of extension and psending funds for the period of extension. The Competent body shall in accordance with the state legislation consider it in spirit of good faith and cooperation and to make a decision.

SECTION 4. CONTRACT TERRITORY

4.1. The Contractor shall perform prospecting of hydrocarbons within the Contract Territory, which total square of the geological lease amounts to 10 518, 324 (ten thousands five hundred eighteen whole and three hundred twenty four thousandth) km2 in accordance with the terms of the Contract.

4.2. In case of discovery, when performing prospecting of hydrocarbons, that the geographical boundaries of the deposit accumulations exceed the bounds of the Contract territory, as fixed in the geological lease, the question of its extension shall be settled additionally by the Competent body, if it not violate the interests of other subsoil users.

4.3 The Contractor, during the performance of works on prospecting, shall have the right to return to the state the whole Contract territory or part thereof at any timeof the Contract period of validity on its own.

SECTION 5. RIGHT OF OWNERSHIP TO PROPERTY

AND INFORMATION

5.1. All the tangible and intangible assets, acquired by the Contractor for performance of prospecting of hydrocarbons at the site Atyrau, and also hydrocarbons obtained during the prospecting and production, shall be the property of the Contractor.

5.2. The right of ownership to property, as indicated at the p. 5.1. of the Contract, can be pledged or in any other way burdened for the benefit of the third party for provision of financing the Prospecting of hydrocarbons at discretion of the Contractor.

5.3. Data on geological structure of subsoil, mineral resources contained thereof, geological parameters of deposits, volume of reserves, terms of development, and also other features of subsoil, contained in the geological reports, maps and other materials, shall be of state ownership, if acquired on the basis of budgetary funds, and shall be of the Contractor’s ownership, if acquired at the expense of the Contractor.

5.4. The Contractor shall obtain data on subsoil of the Contract territory, which is in state ownership, from the State in the order established by the legislation.

5.5. Geological or any other information on subsoil, obtained by the Contractor during performance of prospecting or production of hydrocarbons, without fail and free of charge, according to the established order, shall be handled for storage, systemization and generalization to the Committee of Geology of the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan.

5.6. Use in research, scientific, commercial and any other purposes of the geological information on subsoil, obtained at the expense of the funds of the Contractor and handled in accordance with the p. 5.5. of the Contract, shall be determined on the ground of separate agreement between the Contractor and the Committee of Geology of the Ministry of Energy and Mineral resources of the Republic of Kazakhstan.

5.7. Upon Contract termination, all the geological information shall pass into the State ownership. The Contractor shall be obliged to pass to the Committee of Geology of the Ministry of Energy and Mineral resources of the Republic of Kazakhstan all the documents and any other material carriers of geological information, including the source information.

SECTION 6. RIGHT OF THE STATE ON ACQUISITION

AND REQUISITION OF HYDROCARBONS

6.1. The Parties shall agree that the Republic shall have the top priority right of acquisition of hydrocarbon materials from the Contractor at the price of world market. The price of the hydrocarbon materials shall be quoted in US dollars for 1(one) ton, however, if on the world oil market another currency, not US dollars, is used as a monetary unit, the parties shall be obliged to use that currency. The Republic, realizing the right of top-priority acquisition of Hydrocarbon materials, shall in a due time of 60 (sixty) days officially in the written form notify the Contractor upon its intention. The maximum volume of Hydrocarbon materials of the Contractor, which can be acquired by the Republic, shall not exceed the average (in percentage) volume in comparison with acquired from the other companies in the Republic within the same period.

6.2 In case of war, natural disasters or in any other cases, as provided by the legislation on emergencies of the State, the Government shall have the right of requisition of mineral resources, owned by the Contractor. Requisition can be conducted in volume necessary for the State needs during the whole period of emergency situation.

6.3. The State shall guarantee the compensation for mineral resources requisitioned in kind or reimbursement of their costs at the world market prices, effective at the date of requisition in the form of hard currency, national currency of the Republic of Kazakhstan.

A)

Payment of compensation to the Contractor for requisitioned Hydrocarbons shall be made within 1 (one) month after completion of occurrences of emergency character. For every day of delay of compensation payment, mature to the Contractor, the Republic shall pay penalty, the size of which shall be defined on the ground of annual rate of LIBOR, effective for the period of such payment plus 2% (two percent).

SECTION 7. GENERAL RIGHTS AND RESPONSIBILITIES

7.1. The Contractor shall have the right to:

7.1.1. On the exclusive basis carry out prospecting of hydrocarbons at the Contract territory, if provided by the Contract, and also upon agreement with owners utilize objects and communications of general use as on the Contract territory, so beyond it. Subsoil user shall have the right of access to all gas- and oil pipelines on the territory of the Republic of Kazakhstan.

7.1.2. Construct on the Contract territory, and when necessary, on the other land plot, allocated for the Contractor in the established order, the objects of industrial and social sphere, necessary for carrying out the Prospecting and Production of hydrocarbon materials.

7.1.3. Enlist subcontractors, mainly organizations of the Republic of Kazakhstan, for performance of certain kinds of works, related to the performance of Prospecting of hydrocarbon materials at the site Atyrau.

7.1.4. Dispose of own share of oil and accompanying components as within the Republic of Kazakhstan, so beyond its borders.

7.1.5. At the top priority order shall conduct negotiations on the Contract extension in accordance with the order, established by p. 3.6. of the Contract.

7.1.6. The Subsoil user shall have a right to import the rent equipment, and also to remove that equipment from the Republic without imposition with custom duties or government duties according to the legislation of the Republic of Kazakhstan.

7.1.7. Execute independently any legal acts on subsoil use within the bounds of provided Contract territory in accordance with terms, fixed at the Contract.

7.1.8. Establish subsidiaries and joint ventures, to transfer all rights or part thereof to the other parties with observing the terms, established at the Contract and the legislation of the State.

7.1.9. Terminate its activity on the terms as defined by the Contract and the legislation of the State.

7.1.10. In case of termination of the Contract, the Contractor shall have the right to dispose on its own by the own property, which is its possession, except for equipment and instruments of technological cycle, which can bring to the negative technological-ecological consequences, or upon agreement of parties.

7.1.11. Transport or move hydrocarbons by any type of transport on its own disposal, not prohibited by the legislation of Republic of Kazakhstan.

7.1.12. Of free access to railway, road, airway and other ways of communication, directly or indirectly belonging and controlling by the Republic, on commercial reasonable terms and at commercial reasonable prices and on terms, which are not less favorable than those, which are offered to the any other third parties, performing operations on subsoil use on the territory of Republic of Kazakhstan.

7.1.13. Export Hydrocarbons at any time and from time to time.

7.1.14. In accordance with the requirements of the Legislation to establish in the aim of financing works by the Contract the joint ventures with any legal entities or individuals, irrespectively of their form of organization and state affiliation with registration of legal entity or not.

7.2. The Contractor shall be obliged:

7.2.1. To start within a period of 60 days after the registration of the Contract between the Contractor and the Competent body implementation of the Working Program, agreed by the parties.

7.2.2. To choose the most effective methods and technologies when carrying out Prospecting and Production of hydrocarbon materials, based on standards, accepted in the world practice.

7.2.3. To use the Contract territory only for purposes provided by the terms of the Contract.

7.2.4. To carry out the Prospecting of hydrocarbon materials at the site Ayrau in accordance with the State legislation and the Working Program, observing the requirements on environmental and subsoil protection.

7.2.5. Not to impede to other parties to move freely within the Contract territory, to use common facilities and communications or to perform any kinds of works, including the Prospecting and Production of other natural resources, except for oil and gas, if it is not connected with the special conditions of security and such activity shall not impede to performance of the Prospecting and Production of hydrocarbon materials.

7.2.6. To observe agreed in the established order the projects on performance of works on the Prospecting of hydrocarbon materials, technological schemes of development of deposits, providing safety of the personnel and population.

7.2.7. To use obligatorily the equipment, materials and final production, produced in the State, under their compliance with the standards and other requirements, with holding a competition on the territory of the Republic of Kazakhstan in the order, established by the Government of the Republic of Kazakhstan.

7.2.8. To enlist obligatorily Kazakhstani companies and organizations of the State when performing operations on subsoil use, including the use of air, railway, water and other types of transport, if these services correspond to the standards and other requirements, with holding a competition on the territory of the Republic of Kazakhstan in the order, established by the Government of the Republic of Kazakhstan.

7.2.9. In case of non-availability of any kind of services in the Republic of Kazakhstan use the services of foreign organizations upon approval of the state agency. When carrying out the Prospecting of hydrocarbon materials, to give priority to the Kazakhstani specialists and personnel, to hold a tender on the site Ayrau on the territory of the Republic of Kazakhstan with informing on holding a tender through the Kazakhstani mass media in accordance with the legislation of RK.

7.2.10. To present to the Competent body Program of planned works and overall information on the project’s implementation process.

7.2.10.1. To present geological and geophysical information on the results of activities on the Contract territory to the State body on use and protection of subsoil.

7.2.11. To finance at the rate of not less than 1% of the whole volume of investments the professional training of the recruited on the basis of the Contract Kazakhstani personnel.

At the same time, in case of excess of funds on liabilities to train Kazakhstani personnel above practical needs in training of recruited personnel, the Contractor shall use the remaining sum of funds to finance the priority tasks of the system of secondary education in compliance with the Agreement interacting with the Ministry of Education and Science of the Republic of Kazakhstan and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan. Information on remaining part of funds shall be presented to the Competent body after approval of the Annual Working program and the budget of the next year of validity of the Contract.

7.2.12. To provide with necessary documents, information and access to the operating sites the controlling bodies of the State when discharging of their duties and eliminate at proper time the revealed violations.

7.2.13. To transfer to the third parties information on maintenance of Prospecting of hydrocarbon materials to the third parties if such necessity arises, only with the written consent of the other Party.

7.2.14. To pay duly taxes and other compulsory payments, and also penalties on inefficient use of subsoil according to the Article 63.1.13. of the above mentioned Decree in compliance with the legislation of the State.

7.2.15. In process of activity to preserve the objects of cultural and historic value, situated on the Contract territory.

7.2.16. To forecast long-term ecological consequences of activity when implementing the Contract. The Contractor shall present to the Competent body and state agencies on environmental protection, on the ground of their written requests, the prognosis of long-term ecological affects and detailed reports on actions, undertaken by the Contractor for minimization of negative long-term ecological consequences of his activity when realizing the Contract not later than in 2 years following the beginning of works by the Contract.

7.2.17. To leave the Contract territory in condition, corresponding the requirements of regulations on mining and sanitary control, protection of subsoil and environmental protection.

7.2.18. To replenish the land plots and other natural objects, which state was affected by the activity of the Contractor under the present Contract up to the condition, available for further use in accordance with the requirements of the State legislation.

7.2.19. Territorial Department “Zapkaznedra” shall hand over the earlier drilled for hydrocarbons wells, and the Contractor, in compliance with the Delivery Report, shall accept to its own balance and conduct monitoring of mentioned wells, at the same time shall not be liable for early introduced violations in the sphere of ecology. All the expenses, connected with the conduct of monitoring, shall be included into the structure of expenses in accordance with the Legislation of RK.

7.2.20. To conclude an agreement on anti-gusher safety service with the wrecking company, which shall have the license of the Republic of Kazakhstan.

7.2.21. In accordance with the Resolution of the Republic of Kazakhstan # 1172 from 02.08.2000 the Contractor shall be obliged, when concluding the relevant agreements, every year to supply to the Kazakhstani oil refineries under agreed price upon the terms adequate other subsoil users at the period of prospecting in the process of production testing 100% (one hundred) percent of crude oil and 20% (twenty) of crude oil at the period of production on the Contract territory.

7.2.22. . To provide full utilization of extractive gas in accordance with the requirements of environmental protection legislation.

7.2.23 Produced during the process Natural gas, the Contractor shall use for internal needs, such as - generation of electricity on gas-turbine power stations, for heating of oil on group measuring equipment, oil preparation unit and boiler installation.

Responsibilities of the Competent Body:

7.3.1. To provide monitoring and control over observance of terms of Contract realization together with the state agency on use and protection of subsoil.

7.3.2. To provide the Contractor with the land plot at the land use right in accordance with the Contract.

7.4. Rights of the Competent Body:

7.4.1. Represent the State on the negotiations with the Contractor according to the terms of the Contract.

7.4.2. Address the proposals on the change of terms of the Contract upon agreement of the parties.

7.4.3. Request from the Contractor regular and sampling reports on implementation of the Contract terms and Legislation.

7.4.4. Inspect conduct of Prospecting and Production of hydrocarbon materials by the Contractor, including the documentation of the Contractor, related to the activities on the Contract execution.

7.4.5. Access to any kind of works on the Contract territory, related to Prospecting and Production of hydrocarbons.

SECTION 8. WORKING PROGRAM

8.1. The Contractor shall perform works under the Contract in accordance with the agreed in the established order Annual working programs and budgets, working projects, not contradicting the terms of the Contract. During the palled year, the Contractor shall introduce to the authorized state bodies the Annual working program and the budget of the planning year for concordance. Authorized State bodies in the established order shall concord them on the term that they shall be in accordance with the Minimal program of works. Present Contract, Positive practice of prospecting and development of deposits and the Legislation of the Republic.

8.2. The Working program shall be prepared on the basis of technical and economic estimates and assessments, expert estimation of the deposit reserves (in case if it was already found and the reserves have been approved at the State Commission on reserves), or plots of subsoil (blocks) and other materials with consideration of positive practice of deposit development.

8.3. The Contractor shall have the right to introduce proposals on changes and/or amendment of agreed and approved Working program. Changes, additions and amendments to the Working program shall be made in the written form upon mutual consent of the Parties.

8.4. Minimum volume of works at the Prospecting period by the Contract in terms of money shall amount 30 300 000 (thirty million three hundred thousands) US dollars, which shall be distributed in the following way:

Year of Contract validity	Types of geological works	Volume, rkm	Cost, thousands US dollars
2002	Geologic and geophysical assessment		30
	Ecological audit (EAE)		60
	Exploring-prospecting project, project on drilling		25
	Establishment of material and technical basis in Atyrau and Almaty		217
	Training of Kazakhstani specialists		8
	In-office expenses and contingencies (indirect expenses)		460
	Total:		800
2003	Geologic and geophysical assessment		200
	Processing of old geophysical data	200	50
	Re-interpretation of geophysical data, compiling of technical scheme	500	400
	Seismic prospecting works (possible)	400	1200
	Approval of the exploitation project		30
	Production testing of wells and project works		50
	Well drilling		950
	Estimation researches		50
	Establishment of material and technical basis in Atyrau and Almaty		150
	Training of Kazakhstani specialists		35
	In-office expenses and contingencies (indirect expenses)		385
	Total:		3500
2004	Processing of old geophysical data	200	50
	Processing of old geophysical data	250	200
	Seismic prospecting works (possible)	200	600
	Approval of the exploitation project		25
	Production testing of wells and project works		200
	Well drilling		4100
	Estimation researches		205
	Development of infrastructure		300
	Establishment of material and technical basis in Atyrau and Almaty		350
	Training of Kazakhstani specialists		70
	In-office expenses and contingencies (indirect expenses)		900
	Total:		7000
2005	Field seismic prospecting works	400	1200
	Construction of wells, including facilities		2700

#

	Construction of pipeline	2500
	Establishment of infrastructure	300
	Training of Kazakhstani specialists	80
	Further development of material and technical basis in Atyrau and Almaty	320
	In-office expenses and contingencies (indirect expenses)	870
	Total:	8000
2006	Construction of wells, including facilities	2100
	Construction of pipeline	2800
	Establishment of infrastructure	350
	Training of Kazakhstani specialists	65
	Further development of material and technical basis in Atyrau and Almaty	870
	Total:	6500
2007	Construction of pipeline	2750
	Establishment of infrastructure	400
	Approval of reserves at the SCR	50
	Possible construction of oil loading rack	200
	Training of Kazakhstani specialists	45
	Further development of material and technical basis in Atyrau and Almaty	300
	In-office expenses and contingencies (indirect expenses)	755
	Total:	4500
Total for the period of 2002-2007		30 300 000

8.5. All the works and expenses, produced by the Contractor beyond the requirements of the minimum program of works within the period of any effective year of the Contract, shall be included into the implementation of responsibilities by the Contractor according to the minimum program of works in case if the Contractor prove that its implementation shall not been reasonable according to the certain circumstances, not depending on the Contractor.

8.5.1. It shall not be considered as a breach of liabilities according to the minimum program of works in terms of money, if works performed in physical terms properly and in full scale, but for the less sum, as fixed at the program of works for the respective effective year of the Contract.

8.5.2. The Contractor shall transfer payments to the Atyrau oblast of the Republic in the amount of 1 000 000 (one million)US dollars during the whole period of Production for social programs and programs on infrastructure development, which shall be implemented within the Contract territory and the Atyrau oblast of the Republic. Payment of the indicated sum shall be made during the whole period of Production in accordance with the tender terms

8.5.3. Programs shall be financed from the Contractor’s liabilities according to the Minimum working program and expenses for such programs shall be reimbursed.

8.5.4. The Contractor can perform accumulations of funds, consigned for the financing of industrial and social infrastructure.

8.5.5. The Parties shall agree that the factual expenses on social programs and infrastructure development within the reporting period shall be less than planned sum, or shall exceed it. The Contractor shall have the right to postpone or offset of underpaid or overpaid sum to the next reporting period.

SECTION 9. PROSPECTING PERIOD

9.1. The period of Prospecting, beginning from the date of registration of the Contract of 2002, for the 6 (six) consecutive according to the Contract can be extended twice with each period duration up to two years upon mutual consent of the parties in accordance with the legislation on subsoil use. Before that the Parties shall determine preliminarily the part of the Contract territory left for continued prospecting and to introduce the relevant changes into the Working program.

9.2. a) Preparatory phase, duration of 6 (six) months, starting from the Contract Effective Date. During the Preparatory phase all the necessary preproject works shall be performed.

       b) Prospecting phase, duration of 5,5 years (five and half a year), in the course of which all the necessary works connected with the exploration of hydrocarbons within the Contract territory. The Contractor at its own discretion may ahead of schedule complete the prospecting phase, on the conditions of performance of prospecting works, sufficient in its opinion, for approval of reserves at the State Committee on reserves.

       c) Estimation phase, at any time before end of prospecting period oh the Contract territory. The Contractor may present to the Competent body the written application on carrying out the estimation phase on the deposit of the Contract territory. Such application shall consist of estimated area of estimation within the Contract territory, schedule and volume of works on estimation, and also financing plan of the Project. Concurrently, the Contractor shall present to the Ministry of Mineral resources and environmental protection for consideration and approval the project of estimation of the affect on environment, planned works on estimation and application for obtain of authorization to nature use. Not later than in 45 days after receipt by the Competent body an application for conduct of estimation phase, the Competent body and the Contractor, acting jointly in the spirit of good faith and cooperation, and also considering the aims of the Contract, shall come to an agreement of continuing such estimation phase. Every period of time of the estimation phase shall contain reasonable necessary time for preparation of  report on estimation of the reserves and the project of deposit development in accordance with the terms of the present Contract, and also if necessary time for conduct of production testing of hydrocarbons’ accumulation.

d) Not later the end of the prospecting period the Contractor shall develop and present to the State Commission on reserves of mineral resources (SCR) of the Committee of geology and protection of subsoil of the Ministry of Energy and Mineral Resources the report on the estimation of the hydrocarbon reserves at the deposit. This report on estimation of the hydrocarbon reserves at the deposit shall be drawn up in the order established by the legislation and include the estimation of the geological and extracted reserves of hydrocarbons. After the approval by the SCR in the established order consider this report on reserves estimation and approve the reserves of hydrocarbon, such reserves of hydrocarbons shall be considered “Approved reserves”.

e) After approval of reserves at the SCR, the Contractor shall prepare the Project of development and direct it for consideration at the Central Commission on the development of oil and gas deposits (CCD) of the Ministry of Energy and Mineral Resources for consideration and approval. CCD shall consider and approve the Project within the order and terms, established by the Legislation.

9.3. As carrying out prospecting, the Contractor shall be obliged according to the Contract and the working Program to return the Contract territory, with the exception of the territory, on which was performed the commercial discovery and estimation of the territory.

9.4. The Contractor, according to the Contract, shall determine the returning territories of subsoil and inform on that the Competent body not later than within 30 days before the return of the territory. During the return of the territory, all the geologic and geophysical data, including the initial one, which shall pass into the state ownership.

9.5. The returning plots shall be in accordance with all requirements of the State legislation, concerning the environmental protection. The Contractor shall replenish at his own expenses the returning territories and other natural objects, disturbed as a result of the conduct of prospecting and production, to such condition, usable according to its direct purpose.

9.6. The Contract shall be terminated upon the end of the prospecting and production periods with consideration of its possible extension if there was not found any commercial discovery on the Contract territory or if the decision on transition to the period of production. In case of the Contractor’s rejection to continue works according to the Contract, he shall be forfeited of all rights to the Contract territory and shall not be able to pretend to any reimbursement of expenses, incurred by him within the Contract.

9.7. Indirect expenses, provided by the Contract and incurred by the Contractor when performing works on the Contract territory, administrative, exactly: maintenance of managing personnel, construction and maintenance of the office, pay of presentation, consultation, auditing services, and other expenses as provided in the total volume of expenses for the period of prospecting, shall not exceed the amount of the Minimum program of works.

9.8. Project of prospecting

9.8.1. Conduct of production testing during the period prospecting, shall be based on the project of works performance on prospecting  (Prospecting project) developed by the Contractor. The Project of the prospecting shall be drawn up in accordance with the Legislation and Positive practice of prospecting and development of deposits.

9.8.2. After approval of the Prospecting Project and receipt of permit on subsoil use, the Contractor shall implement the Prospecting Phase. The Contractor shall be obliged to finance and carry out such works on Prospecting approved by the prospecting Project.

9.8.3. Within the framework of implementation of the prospecting Project the Contractor shall prepare, in the established order agree with and confirm at the Central Commission on development of oil and gas deposits (CCD) of the Ministry of Energy and Mineral resources of the Republic the Project of Production Testing.

9.8.4. In case of need, the Contractor shall have a right to apply to the Competent body for assistance in changing the Prospecting project. All the changes and amendments shall be made in the order established by the Legislation.

SECTION 10. COMMERCIAL DISCOVERY

Incase if the Contractor shall make a decision that the deposit is of sufficient interest for conduct of estimation works, it shall present to the Competent body an application for conduct of estimation works, including the program on estimation and budget. The [program of works on estimation and budget shall concretize works on estimation, including when necessary, production testing of hydrocarbons accumulation and contain the schedule of such works. After implementation of works on prospecting, the Contractor shall prepare report with estimates of reserves for presenting to the Authorized body on expert estimation of reserves.

10.2. The Authorized body in the order established by the Legislation on subsoil use, shall provide implementation of the State expert estimation of deposit’s reserves.

10.3. Commercial discovery shall provide the Contractor with an exclusive right to obtain the right to production on the basis of direct negotiations with the Competent body.

10.4. When finding commercial discovery, the Contractor shall have the right for full reimbursement of expenses, incurred because of Commercial discovery at the expense of hydrocarbons, produced at the found Commercial discoveries.

SECTION 11. RECORD KEEPING AND REPORTING

11.1. The Contractor shall be obliged to keep records and maintain within a fixed period the accounting documentation, related to the Prospecting of the hydrocarbon materials by the present Contract, according to the State Legislation.

11.2. The Competent body or its authorized representatives shall have free access to all originals of documentation, connected with the Contractor’s activity by this Contract, including reports on geological, geophysical and engineering-geological works, construction of wells, exploitation of the Deposit, financial and accounting statements and reporting, etc.

11.3. The Contractor shall present quarterly to the Competent body report in the form, set by the legislation on its activity within one month after the end of quarter.

11.4. The Contractor shall present statements on its activity to the State bodies in terms and order, established by the State Legislation.

11.5. The Competent body shall have a right to perform inspection of the Contractor’s activities and may be present by its representatives at the performance by the Contractor of the Prospecting of hydrocarbon materials.

SECTION 12 MEASUREMANT OF OIL

12.1. Measurement and weighing of oil, produced at the Contract territory, shall be performed by the Contractor in accordance with methods and practice, applicable in the State.

12.2. The Contractor every year shall carry out with presence of representatives of the Authorized body on metrology and standardization the testing of the equipment and instruments, using for weighing and measuring of oil.

12.3. If during the testing or examination, it will be found that the equipment and instruments have defects, in case of non-availability to determine the time of defect, the defect time shall be determined as a half of the period of time from the last metering till the day when defect was found.

12.4. In case, if the Contractor find it necessary to introduce changes into the applicable techniques or to replace installed measuring devices, it shall inform on that the Authorized body not less than within 30 days, to give an opportunity to its representative to be present during the performance of such changes or replacements.

SECTION 13. IMPLEMENTATION OF SUBCONTRACT WORKS

13.1. The Contractor on the basis of the Working program shall present annually to the Competent body plan of subcontract works, list of major contracts on supply of materials, equipment and services, which shall be concluded in the next calendar year with specification of the estimated costs of subcontracts, and also list of potential Kazakhstani and foreign subcontractors.

13.2. When concluding all subcontracts the Contractor shall be obliged to give priority to services, equipment, materials and final products, produced within the State if they are competitive upon their ecological and technical features, prices, operating parameters and terms of delivery with compulsory participation of Kazakhstani companies in the tender.

13.3. The Contractor, as a rule, on the competitive basis shall enlist the Subcontractors.

13.4. For the implementation of subcontracts the Contractor shall be liable in accordance with the State legislation.

SECTION 14. FINANCING

14.1. The Contractor shall assume the responsibility on complete financing of its activity by the present Contract, in accordance with the Working Program, agreed by the parties.

14.2. The Contractor may freely obtain credits in any currency within the State and beyond its borders for financing its activity, if it not contradict to the State legislation.

14.3. The Contractor may have accounts as in national currency, so in the foreign, at the Banks of the State and beyond its borders solely in the aims of the Contracts implementation for obtaining monetary funds, which present the revenues and incomes by this Contract.

14.4. All kinds of accounts in accordance with the present Contract shall be made in the order established by the State legislation.

14.5. The Contractor and the Subcontractors shall perform currency transactions in accordance with the State legislation on monetary regulation.

SECTION 15. TAXES AND PAYMENTS

15.1. According to the activity carried out on the basis of the present Contract, the Contractor shall make taxes and payments to the budget in accordance with the Legislation of the Republic of Kazakhstan and Tax Code (the Code of the Republic of Kazakhstan “On taxes and the other obligatory payments to the budget” as of 12.06.01, valid on the moment of the Contract effectiveness), if otherwise is determined by the international Agreement, the participant of which the Republic of Kazakhstan is.

With the purposes of tax and payment calculation, on the activity carried out under the present Contract, the Contractor shall be deemed as the sole taxpayer.

15.2. The Contractor shall make the following taxes and payments:

15.2.1. The Corporate income tax.

The Contractor shall pay the corporate income tax in accordance with the Section 4 of the Tax Code.

15.2.1.1. The Contractor shall make computation of the corporate income tax on rates stated in the article 155 of the Tax Code.

15.2.1.2. The Contractor shall pay the corporate income tax by means of advance payments calculated in accordance with the article 126 of the Tax Code.

15.2.1.3. The Contractor shall pay the corporate income tax in terms and order determined by the article 127 of the Tax Code.

15.2.1.4. The Contractor shall submit the tax return of corporate income tax to the state body according to the place of tax registration in terms determined by the article 157 of the Tax Code.

15.2.1.5. The Contractor shall make the deduction and transfer of taxes imposed at source of payment, including dividends and percents under the credit, in accordance with the articles 131-134 of the Tax Code and terms of Conventions concerning the avoidance of double taxation valid on the moment of obligations appeared concerning the making of this type payment.

15.2.1.6. The Contractor shall be responsible for completeness of withholding and timeliness of sums transferred to the budget of corporate income tax and individual income tax imposed at source in accordance with the provisions of the Tax Code acting on the moment of tax obligations appeared.

15.2.1.7. In accordance with the article 101 of the Tax Code, all expenses made by the subsoil user for geological research, prospecting and preliminary works for minerals production in the period of estimation and construction, total administration expenses, sums of the paid subscription bonus and bonus of commercial discovery shall form a separate group and shall be deducted from the total annual revenue in the form of amortized deductions from the moment of minerals production beginning, according to the rates determined at subsoil user’s discretion, but not above the amortization limit rate in the amount of 25 (twenty five) percents.

15.2.1.8. These expenses shall be subject to correction by means of its reduction for the revenue sum obtained by the Contractor under the activity carried out in the frameworks of the present Contract, in the period of geological research and preliminary works for minerals production, except:

the revenues obtained during the minerals sale, revenues, to the sum of which the total annual revenue shall be subject to correction in accordance with the article 91 of the Tax Code.

15.2.2. Value added tax (VAT). The Contractor shall pay the VAT in accordance with the Section 8 of the Tax Code.

15.2.2.1. The Contractor shall make the VAT computation at the rate of 16% in accordance with the article 245 of the Tax Code.

15.2.2.2. The calendar month shall be the tax period of VAT in accordance with the article 246 of the Tax Code.

15.2.2.3. If the average monthly sum of VAT, subject to pay to the budget for the previous quarter, totals not less 1 000 (one thousand) of monthly design indexes, thus the tax period shall be a quarter.

15.2.2.4. The Contractor shall present the VAT return for every tax period to the tax body, according to the place of tax registration, in time determined by the article 247 of the Tax Code.

15.2.2.5. The Contractor shall  pay the VAT for each tax period not later the day of tax return presentation in accordance with the article 248 of the Tax Code.

15.2.3. Excises.

The Contractor shall pay the excises in accordance with the section 9 of the Tax Code.

15.2.3.1. The Contractor shall pay the excise on crude oil produced in the Republic of Kazakhstan at zero rate in accordance with the article 258 of the Tax Code of the Republic of Kazakhstan and Government Regulation No. 137 as of 28.01.00 “On excise rates…”.

15.2.3.2. The goods, imposed with excise, shall be only such goods which were listed in the article 257 of the Tax Code.

15.2.3.3. The calendar month shall be the tax period of excise payment according to the article 724 of the Tax Code.

16.2.3.4. The Contractor shall, after the end of each tax period, submit the excise declaration to the tax body according to its registration place, not later 15 day of month following the tax period, according to the article 275 of the Tax Code.

15.2.4. Special payments of subsoil users.

The Contractor shall pay the special payments of subsoil users in accordance with the section 10 of the Tax Code.

15.2.4.1. The subscription bonus.

15.2.4.1.1. The Contractor shall pay the Subscription bonus in the amount of USD 200.000 (two hundred thousand) not later 30 (thirty) calendar days from the Contract Effective Date.

15.2.4.1.2. The declaration of subscription bonus shall be presented by the Contractor to the territorial tax body according to the registration place, until tenth day following the month when the payment period started.

15.2.4.2. Bonus of commercial discovery.

16.2.4.2.1. The commercial discovery – is the discovery of one or more deposits, economically suitable for production in the contract territory.

The bonus of commercial discovery shall be paid in the amount of 0,1% from the value of the approved extractive reserves on the appropriate commercial discovery. The value of the extractive reserves shall be determined based on the exchange price of this mineral, on the date of payment making.

Due date.

The due date of commercial discovery bonus shall be not later thirty calendar days from the date of reserves approval by SCR.

Tax return.

The return of commercial discovery bonus shall be presented by the subsoil user to the territorial tax body according to the registration place, not later April 10 of year following the year when the payment period started.

15.2.4.4. Royalty

The Royalty will be fixed in the Contract for prospecting and production of Hydrocarbon materials. For the period of experimental-industrial operation the Contractor shall pay the royalty at interest 2%.

In accordance with the Agreement concerning the acquisition of geological information No. 711 as of 21.01.2002 between the Committee of Geology and Subsoil Protection under the Ministry of Energy and Mineral resources of the Republic of Kazakhstan and “Vector Energy West” LLP, the historic costs were fixed in the amount of USD 22 507 380 (twenty two million five hundred seven thousand three hundred eighty).

For the right of the geological information use, the Contractor shall pay the sum USD 112 537 (one hundred twelve thousand five hundred thirty seven), 30 (thirty) percents out of them, totalling USD 33 761 (thirty three thousand seven hundred sixty one), shall be paid within thirty days after signing the Agreement on information obtaining, and the rest sum USD 78 776 (seventy eight thousand seven hundred seventy six) shall be paid till November 10, 2002, in accordance with the above Agreement.

The rest part of historic costs in the amount USD 22 394 843 (twenty two million three hundred ninety four thousand eight hundred forty three) shall be paid quarterly in equal parts within 15 (fifteen) years, starting from 10 (ten) calendar year from the moment of the Contract effectiveness.

In case of Commercial discovery by the Competent body, the re-calculation of historic costs sum will be made, taking into account the returned part of the Contract territory, based on the approved reserves and geographic coordinates of mining lease. The Contractor, less the sum of information use right, will refund to the budget revenue the re-calculated amount of historic costs, in the order and in terms established by the Additional agreement to the present Contract, which shall be concluded between the Contractor and Competent body after the commercial discovery and approval of revenues.

15.2.4.5. Excess profit tax.

15.2.4.5.1. The Contractor shall calculate the Excess profit tax based on the achieved level of the internal profit rate at the end of the tax period according to the following rates:

Internal profit rate (IPR), %	Tax rate to excess profit in % to the net profit for the reporting year
Less or equal to 20%	0
more 20% but less or equal to 22%	4
more 22% but less or equal to 24%	8
more 24% but less or equal to 26%	12
more 26% but less or equal to 28%	18
more 28% but less or equal to 30%	24
More 30%	30

15.2.4.5.2. The object of taxation to excess profit shall be the sum of Contractor’s net profit determining in accordance with the provisions of the Tax Code on activity carried out in the framework of Contract in tax period, according to which the Contractor received the IPR more 20% (twenty percents).

15.2.4.5.3. The Contractor shall present the tax return for excess profit to the tax body according to the registration place, not later 10 (the tenth) of April of year following the calendar year, according to the article 311 of the Tax Code.

15.2.4.6. Internal profit rate shall be calculated in accordance with the provisions of the article 307 of the Tax Code.

15.2.5. Social tax

The Contractor shall pay the social tax in accordance with the section 11 of the Tax Code.

15.2.5.1. The object of taxation shall be the Contractor-employer’s expenses, determined in accordance with the article 316 of the Tax Code.

15.2.5.2. The Contractor shall calculate the social tax at the interest 21 (twenty one) and social tax for the foreign specialists of administrative and managerial, technical staff at the interest 11 (eleven), according to the article 317 of the Tax Code.

15.2.5.3. The order of computation and payment of social tax shall be made in accordance with the provisions of the articles 318, 319, 321 of the Tax Code.

15.2.5.4. The Contractor shall quarterly present the return of social tax to the tax bodies not later 15 (the fifteenth) day of month following the reporting quarter, according to the article 322 of the Tax Code.

15.2.6. Land tax.

The Contractor shall pay the land tax in accordance with the Section 12 of the Tax Code.

15.2.6.1. The Contractor shall calculate the land tax on the rates established by the chapter 54 of the Tax Code.

15.2.6.2.The Contractor shall pay the land tax in the order and terms established by the chapter 55 of the Tax Code.

15.2.6.3. The Contractor shall present the return of land tax to the tax body according to the location of taxation object, not later 31 (the thirty first) of March of year following the calendar year, according to the article 344 of the Tax Code.

15.2.7. Tax on transport vehicles.

The Contractor shall pay the tax on transport vehicles in accordance with the Section 15 of the Tax Code.

15.2.7.1. The Contractor shall calculate the tax on transport vehicles according to the rates stated in the article 347 of the Tax Code.

15.2.7.2. The Contractor shall pay the tax on transport vehicles in order and terms established by the article 348 of the Tax Code.

15.2.7.3. The Contractor shall present the tax return on transport vehicles to the tax body, not later 31 (the thirty first) of March of year following the calendar year, according to the article 350 of the Tax Code.

15.2.8. Corporate property tax.

The Contractor shall pay the corporate property tax in accordance with the section 14 of the Tax Code.

15.2.8.1. The Contractor shall calculate the tax on property at interest 1 (one) to the average annual cost of taxation objects, according to the article 355 of the Tax Code.

15.2.8.2. The Contractor shall pay the property tax in the order and terms established by the article 356 of the Tax Code.

15.2.8.3. The Contractor shall present the calculation of sums of the current payment to the tax bodies according to the location of taxation objects, not later 20 (the twenty) of February of year following the calendar year, and the return – not later 31 (the thirty first) of March of year following the calendar year, according to the articles 359, 360 of the Tax Code.

15.2.9. Fee for corporate state registration. The Contractor shall pay the fee for corporate state registration, in accordance with the Tax legislation effective on the moment of obligations appeared on this payment.

15.2.10. Fee for the state registration of rights to the real estate and deals with it.

The Contractor shall pay the fee for the state registration of rights to the real estate and deals with it, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.11. Fee for the state registration of radio-electronic instruments and high-frequency devices.

The Contractor shall pay the fee for the state registration of radio-electronic instruments and high-frequency devices, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.12. Fee for the state registration of automotive vehicles and trailers.

The Contractor shall pay the fee for the state registration of automotive vehicles and trailers, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.13. Fee for the state registration of sea, river boats and boats of small size.

The Contractor shall pay the fee for registration of sea, river boats and boats of small size, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.14. Fee for the state registration of civil aircrafts.

The Contractor shall pay the fee for the state registration of civil aircrafts, in the order, terms and amounts approved by the legislation and effective on the moment of obligations appeared concerning the making of this type payment.

15.2.15. Fee for passage of vehicles in the territory of the Republic of Kazakhstan.

The Contractor shall pay the fee for passage of vehicles in the territory of the Republic of Kazakhstan, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.16. Fee from auctions.

The Contractor shall pay the fee from the auctions, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.17. Stamp duty.

The Contractor shall pay the stamp duty, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.18. License tax for the right of separate type of business.

The Contractor shall pay the license tax for the right of separate type of business, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.21. Payment for use of lands.

The Contractor shall pay for lands use in accordance with provisions established by the chapter 81 of the Tax Code.

15.2.22. Payment for use of water storage of surface sources.

The Contractor shall pay for use of water storage of surface sources, in accordance with the Tax legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.23. Payment for environment pollution. Penalties for environmental legislation violation.

15.2.23.1.The Contractor shall make payments for environment pollution, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.23.2. The Contractor shall pay penalties for environmental legislation violation, in accordance with the legislation effective on the moment of such violations fulfilment.

15.2.24. Payment for use of animal world.

The Contractor shall pay for use of animal world, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.25. Payment for use of forest.

The Contractor shall pay for use of forest, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.26. Payment for use of special guarded natural territories.

The Contractor shall pay for use of special guarded natural territories, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.27. Payment for use of radio-frequency spectrum.

The Contractor shall pay for use of radio-frequency spectrum, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.28. Payment for use of navigable and water ways.

The Contractor shall pay for use of navigable and water ways in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.29. Payment for distribution of outdoor (visual) advertising.

The Contractor shall pay for distribution of outdoor (visual) advertising, in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.30. State duty.

The Contractor shall pay the state duty in accordance with the legislation effective on the moment of obligations appeared concerning the making of this type payment.

15.2.31. Customs payments.

The Contractor shall make the customs payments, in accordance with the Law of the Republic of Kazakhstan as of 20.07.95 “On customs in the Republic of Kazakhstan” and also in accordance with chapter 91 of the Tax Code, effective on the moment of acceptance of customs declaration and the other documents of the customs bodies of the Republic.

15.2.32. Obligatory pension fees.

The Contractor shall withhold and transfer the obligatory pension fees of its employees to the accumulation pension funds, in accordance with the legislation of pension security effective on the moment of obligations appearance.

15.3. Taxation of staff.

The Contractor’s staff shall pay taxes and the other obligatory payments in accordance with the Tax Legislation effective on the moment of obligations appeared concerning the payment.

15.4. Taxation of subcontractors.

15.4.1.The taxation of subcontractors and its staff, rendering the services (of work) to the Contractor, shall be carried out in accordance with the legislation effective on the moment of obligations appeared concerning the making of payments and taxes.

15.4.2. The Contractor shall be responsible for tax obligations of its subcontractors, except Contractor’s obligations regarding the tax deduction at source.

15.5. Transfer pricing.

15.5.1. The bodies of tax service shall control the accuracy of prices use in deals, in the order and cases provided by the legislation of the Republic of Kazakhstan, regulating the issues of the state control and use of transfer prices.

15.5.2. If finding the fact of deal price deviation from the market price, the tax bodies shall correct the taxation objects and tax obligations in accordance with the legislation of the Republic of Kazakhstan.

15.6. General tax responsibility

The taxes and payments, paid out by the Contractor under the Contract conditions, shall not exempt the Contractor from obligations to pay the taxes and the other obligatory payments, established by the Legislative acts on the moment of tax obligations appearance.

15.7. Tax frontier.

15.7.1. The Subsoil user shall maintain the separate records in order to calculate the tax obligations in accordance with the tax treatment, provided by the Contract, and to calculate the tax obligations on activity exceeded the bounds of this Contract.

15.7.2. The activity under the Contract shall be the complex of works (operations), connected with extraction of minerals from the earth to surface, including the temporary storage of mineral.

15.8. Payment and entering of taxes and payments.

15.8.1. The tax obligation concerning the making of taxes and the other obligatory payments to the budget shall be carried out in Tenge, except cases, when natural form of payment and payment in foreign currency provided by the legislative acts of the Republic of Kazakhstan and provisions of Contracts for subsoil use.

15.8.2. Any taxes and payments shall be made in order, terms and amount established by the legislation.

15.8.3. The taxes and payments shall be entered in the order established by the legislation of the Republic of Kazakhstan, to the accounts indicated by bodies of tax or finance services of the Republic.

15.8.4. In case of cancellation of taxes, payments, duties or fee established by the Contract, as a result of amendments and supplements to the Legislation, the Contractor must enter these sums to code (account) of royalty, according to the budget classification, if otherwise is stated.

15.9. Terms of returns submission.

15.9.1. During the receiving of written statement from the Contractor, before the period of tax return submission, the authorized state body is entitled to prolong the period of tax return submission for the period not more 3 (three) months.

15.9.2. The prolongation of periods regarding the tax return submission shall not change the period of tax payment.

15.10. Penalty provisions.

15.10.1. The penalties for violation of Tax legislation shall be applied in accordance with the legislation effective in day of these sums payment…

15.10.2. The forfeit for untimely making of taxes ad payments to the budget shall be applied in the amount established by the Tax legislation, effective in day of these sums payment.

15.10.3. The penalty provisions on payments of tax nature shall be applied in the amounts established by the legislation, effective on the moment of violations fulfilment.

15.11. Stability of tax treatment.

15.11.1. The tax treatment established by the Contract shall be steadily in force till Contract expiration, except cases, when amendments and/or supplements to the tax treatment of the Contract are entered under the Agreement of the Contract Parties in writing and not involve the proportion changes of the initial economic interests of the Republic and Contractor under the Contract. In addition, the proportion of the Parties’ initial economic interests shall be fixed on the moment of Contract conclusion.

15.12. Information access.

15.12.1. The Contractor acknowledges that the tax bodies of the Republic shall have the access to information, in accordance with the Applicable legislation, relating to any banking accounts of the Contractor, including the open accounts in the foreign banks outside of the Republic of Kazakhstan.

15.12.2. The Contractor shall provide the employees of tax and finance services of the Republic with all required and necessary information relating to the activity performed in the framework of the Contract, during the inspections made within the competence of such employees.

15.2.3. The Contractor shall provide with all necessary information, by means of electronic way or otherwise, concerning the main economic, accounting and tax indexes in order to create the database in the frameworks of monitoring carried out by the Ministry of State Revenues and the Ministry of Finances of the Republic of Kazakhstan.

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SECTION 16. ACCOUNTING

16.1. The Contractor shall create the full and accurate accounting of all revenues and costs in connection with Contract performance and in accordance with the order of accounting established by the State legislation.

16.2. All account books and documents of the Contractor shall be available for inspection by the Competent and State bodies in accordance with its competence, determined by the State legislation.

SECTION 17. INSURANCE

17.1. The Contractor shall, within 180 (one hundred eighty) days after the date of the Contract Effective date, develop and submit the insurance program of business risks, property and responsibility connected with prospecting of hydrocarbons in the contract territory for approval by the Competent body, made in accordance with the Legislation.

17.2. The insurance shall provided for the property risks and risks of responsibility connected with:

17.2.1. transportation and storage of freights delivered to the place of prospecting, with the subsequent right of development of open commercial deposits of hydrocarbon materials;

17.2.2. the Contractor’s property used in process of prospecting, with the subsequent right of development of open commercial deposits of hydrocarbon materials, including the leased property or used under the leasing.

17.2.3. environment pollution, including the land and expenses for liquidation of damage consequences caused to environment, including the melioration and land recovery;

17.2.4. overall civil responsibility to the Third persons, including the harm caused to the health and life of personnel and population.

17.3. The Contractor shall insure its employees against the labour accidents and professional diseases, including the costs connected with employees treatment from the above consequences.

17.4. The Contractor, at its own discretion, shall choose the insurance companies, in accordance with the legislation of the State.

SECTION 18. LIQUIDATION AND LIQUIDATION FUND

18.1. For 360 days till Contract expiration, the Contractor shall provide the Competent body for approval with program of consequences liquidation of its activity under the present Contract, including the expenditures estimate on liquidation. The liquidation program and volume of liquidation fund shall be determined according to project of deposits prospecting.

18.2. For complete financing of liquidation program, the Contractor shall create the liquidation fund in the amount of 1% from the investments volume, which shall be entered to the special deposit account. The management of liquidation fund shall be carried out by the Contractor under the agreement with the Competent body.

18.3. The deductions to the liquidation fund shall be annually made by the Contractor to the special deposit account in any bank in the territory of the Republic of Kazakhstan, and shall be included to costs on Prospecting and shall be subject to withholding in accordance with the order established by the Tax legislation.

The management of liquidation fund assets shall be carried out by the Contractor with permission of the Competent body agreed with the Authorized body of subsoil protection and use and with the Central executive body in sphere of environmental protection.

18.4. If the actual costs for liquidation are exceed the amount of Liquidation fund, thus the Contractor will make the additional financing of liquidation. The use of fund shall be carried out by the Contractor with permission of the Competent body agreed with the Authorized body of subsoil protection and use and with the Central executive body in sphere of environmental protection.

18.5. If the actual costs for liquidation are less than the amount of Liquidation fund, the surpluses of cash assets shall be transferred to the Contractor and shall be subject to inclusion in taxable income.

18.6 If the State takes the decision to continue the operation of all or part of buildings transferred to it by the Contractor, after the Contract expiration and under its own responsibility, thus the Contractor will not be responsible for carrying out of liquidation program and shall deliver all rights to all assets really accumulated in the liquidation fund to the State.

SECTION 19. ENVIRONMENT AND SUBSOIL PROTECTION

19.1. In the process of Contract fulfilment, the Contractor shall comply with the State legislation relating to environment and Subsoil protection and undertake all necessary measures with the purpose of:

•

protection of population life and health;

•

assurance of efficient and complex use of Minerals;

•

keeping of natural landscapes and reclamation of disturbed land and the other geomorphologic structures;

•

conservation of energy state properties of subsoil upper parts in order to avoid the earthquakes, landslips, underfloodings and soil sag.

19.2. During the prospecting and production of hydrocarbon materials by the Contractor the following requirements shall be observed in the priority order:

19.2.1. Ecological requirements – environment protection, prevention of land man-cause desertification, prevention of water and wind erosion of soil, isolation of fresh water and lost circulation horizons in order to avoid its pollution, prevention of groundwater depletion and pollution and the other requirements under the legislation of subsoil use and environment protection.

(A)

Industrial monitoring of environment according to the programs agreed with the state bodies in sphere of environment protection.

(B)

Provision with ecologic requirements during storage and placement of industrial and domestic waste in order to prevent its accumulation in drainage areas and in places of groundwater occurrence.

19.2.2. Subsoil protection requirements – provision with extraction completeness of hydrocarbon materials, reliable record of reserves mineable and abandoned in Subsoil, the main and joint lying Minerals and accompanying components, products of mineral materials Processing and waste products during the Deposits development, use of Subsoil in accordance with the requirements of the State legislation on environment protection, preventing the subsoil from dangerous man-cause processes during the prospecting of hydrocarbon materials, prevention of subsoil pollution during the prospecting.

Provision with completeness of advanced geological study of subsoil for reliable estimate of size and structure of hydrocarbon materials reserves on site Atyrau.

Compliance with order of prospecting and production termination established by the Section 28 and Section 18 of the Contract of liquidation order concerning the prospecting objects.

19.2.3. Health requirements:

- to organize the control area (C33) according to the sanitary classification and dispersion calculation of harmful substances in atmosphere;

- to provide with improvement of C33;

- at the border of C33 to observe the surface concentration of harmful substances not exceeding MPC for settlements taking into account the background pollution;

- to hold the sanitary and hygiene arrangements aimed at prevention of industrial and occupational morbidity and poisoning;

- to organize the laboratory and instrumental control of air condition in the working area and harmful physical industrial factors at working places;

- to provide the workers with sanitary and welfare spaces;

- all equipment, pipelines, used chemical reagents et.c. shall be available approved by bodies of sanitary-and-epidemiological supervision.

19.3. The Contractor shall provide with completeness and reliability of geological, hydro-geological, ecological, sanitary, engineering-geological and technological study of prospecting and production objects of hydrocarbon minerals.

19.4. During the activity under the present Contract, the Contractor takes into account that the necessary ecological ground for carrying out of subsoil use Operations shall be the positive conclusions of the state ecological expertise for carrying out of such operations and the permissions, issued on this basis, for nature management by the executives bodies having the information concerning the environment protection.

19.4.1. For the state ecological expertise, the subsoil user shall submit all pre-project and project documentation containing the estimation of influence of the planned activity to the environment and section “Environment protection” with arrangements for the period of carrying out and termination of the Operations on subsoil use or conservation of Deposit development.

19.5. The Contractor shall conduct the monitoring of Subsoil and environment studying the influence on them, as a result of its own activity under the present Contract, and shall take measures on timely removal of negative influence. The information of industrial monitoring and accountancy of influence to the environment shall be delivered to the territorial bodies of environmental protection.

19.5.1. The Contractor shall organise the industrial and laboratory control over the labour conditions of workers and over the influence of the industrial objects to the environment and population health.

19.6. The Contractor must liquidate the violation of environment condition, carry out the recovery works and compensate, in full volume, the damage caused to the nature. In case of non-standard disposals (waste) of the polluted substances to the environment, or if emergency situations, the Contractor must immediately notify the central executive body in sphere of environmental protection.

19.7. The authorized state bodies shall carry out the state control on the compliance with the legislation of Subsoil and environmental protection.

19.8. The Contractor shall perform the works on environment protection in the Contract territory.

19.9. After the Contract termination or during the gradual return of the Contract territory, the Contractor shall transfer the Contract territory in the condition suitable for the further proper use in accordance with the State Legislation.

19.10. Any violations (deterioration) of environment condition and the very Contract territory during the Contract period shall be rectified at the cost of Contractor, achieving the condition suitable for the further proper use.

19.11. In case of discovery of rare geological formations and archaeological objects, the Contractor shall suspend the works at discovery site and notify the Competent body providing the information.

19.12. The Contractor must conduct the monitoring of prior drilled wells in the Contract territory.

SECTION 20. POPULATION AND PERSONNEL SAFETY

20.1. In accordance with the Contract, during the Prospecting and Production of hydrocarbon materials by the Contactor, it should be fulfilled the observance of sanitary regulations and norms of safe works performance provided by the State legislation, and also the arrangements concerning the prevention and liquidation of accidents and occupational disease.

21.1.1. The Contractor shall provide the workers with labour conditions necessary according to sanitary requirements, including the residence conditions (if shift team) and organization of nutrition in production.

20.1.2. The Contractor shall control the labour conditions in accordance with the current legislation.

20.1.3. The Contractor shall provide the specialists working in harmful conditions with the regular medical inspections according to the current legislation.

20.1.4. The Contractor shall organize the sanitary and control area (further as C33) according to the sanitary classification and dispersion calculation of harmful substances in atmosphere.

20.1.5. The improvement of C33.

20.1.6. The observation of the surface concentration of disposable harmful substances at the border of C33 not exceeding MPC of pollution agents in atmosphere of settlements taking into account the background pollution;

20.2. It should be prohibited the prospecting of hydrocarbon materials if they are dangerous for life and health of people.

20.3. The state control over the observance of regulations and norms of safety measures and industrial sanitary during the prospecting of hydrocarbon materials shall be carried out by specially authorized State body.

20.4. The main requirements of safe prospecting of hydrocarbon materials are the following:

20.4.1. access to works of persons with special training and qualification, and to the management of mining works – persons with the appropriate education, who underwent the preliminary medical examination in accordance with the current order of the Agency on Healthcare affairs of the Republic of Kazakhstan (Ministry of Healthcare of RK).

20.4.2. provision of persons, engaged in prospecting with the subsequent right of development of open commercial deposits of hydrocarbon materials, with overalls and facilities of individual and collective protection;

20.4.3. use of machines, equipment and materials corresponding to the safety requirements and sanitary norms;

20.4.4. holding of sanitary arrangements aimed at support of sanitary and hygiene condition, prevention of morbidity and traumatism;

20.4.5. the state control over the Legislation observation providing population with sanitary and epidemiological welfare (shall be carried out by the bodies of the state sanitary supervision);

20.4.6. registration, proper storage and expenditure of explosives and blasting supplies, and also the correct and safe use of them;

20.4.7. carrying out of geological, survey and the other observations necessary for technological cycle of works, prognostication of dangerous situations, timely determination and mapping the dangerous zones on the mining work plans;

The subsoil users shall be served by saving services in accordance with the provisions approved by the Government of the Republic of Kazakhstan;

20.4.8. timely renewal of technical documentation and plans of accidents liquidation with data specifying the borders of zones for safe works.

20.4.9. compliance with design systems of Deposits Development (for solid Minerals), projects and technological schemes of Development and Deposits construction (for oil, gas and groundwater);

20.4.10.obligatory holding of arrangements on gas utilization;

20.4.11.  provision with laboratory and instrumental control over the atmosphere condition in the working areas and over the negative physical industrial factors in working places (noise, vibration etc).

20.4.12. organisation of preliminary and regular medical examinations of workers working in harmful and adverse industrial conditions of labour;

20.4.13. provision with radiation safety.

20.4.14. provision of workers with good quality drinking water in standard quantities and hot nutrition;

20.4.15. provision with necessary sanitary and welfare spaces;

20.4.16. before the starting of economic activity on deposit development, the project of development must be submitted for approval to the territorial bodies of the State sanitary and epidemiological services.

20.5. If the immediate threat for life and health of workers and/or population, the Contractor’s officials shall immediately stop the works and provide people with transportation to the safe place and inform the Competent body, territorial bodies of the State sanitary epidemiological supervision or the local executive bodies.

20.6 The Contractor shall compensate for harm caused to citizen’s health during fulfilment of contractual obligations and labour duties by him, in accordance with the legislation of the Republic of Kazakhstan.

SECTION 21. RESPONSIBILITY OF THE CONTRACTOR FOR BREACH OF CONTRACT CONDITIONS

21.1. The deals made by the Contractor shall be deemed as invalid on the basis provided by the State legislation.

21.2. The Contractor shall bear the full responsibility for consequences of actions, stated in the point 21.1. of the Contract, to the Competent body and the Third persons.

21.3. The persons guilty of the stated deals making, and also of the other breaches of the State Legislation shall bear the disciplinary, material, administrative and criminal responsibility established by the Law.

SECTION 22. FORCE-MAJEUR

22.1. The Parties shall be exempted from the responsibility in case of origin of circumstances preventing the full or partial fulfilment of the appropriate obligations by any of the parties under the present Agreement.

22.2. The force-majeur circumstances shall include the cases of emergency or contingency. For example: military conflicts, natural disasters (fires et c.). The mentioned list is not exhaustive one.

22.3. If the Party fail to fulfil the obligations under the present Agreement, it shall inform the other Party in writing not later five days from the moment of beginning and stoppage of the above circumstances. The evidence certifying such circumstances and its duration shall be the documents issued by the Commercial and Trade Chamber or the other authorised body or organisation of the appropriate state. If failure to notify or untimely notification deprives the party of right to refer to any above circumstance as to the reason which may exempt from the responsibility for non-fulfilment of its obligations.

22.4. If the origin of force-majeur circumstances, the Parties make all efforts in order to find the impartial decision concerning the way out from the existing situation and shall make all efforts in order to minimize the effect of such circumstances.

22.5. If full or partial works layoff under the Contract as a result of force-majeur circumstances, the period of such works performance shall be prolonged for the period of force-majeur effect and shall be renewed from the moment of force-majeur stoppage.

SECTION 23. CONFIDENTIALITY

23.1. The information received or obtained by any Party, in the process of the Contract execution, shall be confidential, if it is provided by the Parties agreement in writing. The Parties may use confidential information in order to draw up the necessary reports, provided by the State legislation.

23.2. The Parties shall not have the right to deliver the confidential information to the Third persons without consent of the other Party, except cases:

23.2.1. if such information is used during the court examination or arbitration;

23.2.2. when information is delivered to the Third parties rendering the services to the Contractor, provided that such Third party undertakes obligation to consider such information as confidential and use it only with purposes established by the Parties and for the period determined by them.

23.2.3. when information is submitted  to bank or other financial organization where the Contractor receives the financial assets, provided that such bank or other financial organization undertakes obligation to consider such information as confidential and use it only with the stated purposes.

23.3. In accordance with the State legislation, the Parties shall determine the terms of confidentiality observation on all documents, information and reports relating to carrying out of prospecting and production in the Contract territory.

SECTION 24. TRANSFER OF RIGHTS AND OBLIGATION

24.1. The transfer of rights and responsibilities to the Third person under the Contract, except transfer of lien, shall be permitted only with consent of the Competent body in writing. The Competent body shall not have the right to refuse in transfer of subsoil use right to the affiliated organization in any case, if the principal organization presented to the Competent body the guaranties of complete obligations fulfilment under the Contract together with the affiliated entity.

24.2. The “Contractor” shall be responsible for costs connected with the transfer of rights and responsibilities under the Contract, and such costs shall not be indemnified by the State.

24.3. Until the “Contractor” is the party of the Contract, it and the Third party to whom it transferred the rights and responsibilities shall bear the joint responsibility under the Contract.

SECTION 25. APPLICABLE RIGHT

25.1. The right of the State shall be applied for the Contract and the other agreements, signed on the basis of the Contract, if otherwise established by the International Agreements, the member of which the State is.

25.2. The Contractor must comply with legislation of the State.

23.3. The Contractor shall undertake the obligation to fulfil the international obligations of the State in sphere of environment protection in the Contract territory.

SECTION 26. DISPUTES SETTLEMENT ORDER

26.1. All disputes and disagreements as well as the issues of any nature shall be settled by means of negotiations.

26.2. If dispute can not be settled by means of negotiations within 60 days form the moment its origin, the Parties shall present such dispute in order to settle:

26.3 to the judicial bodies of the State, authorized to consider the similar disputes in accordance with the legislation, or

26.4 to the international judicial bodies in accordance with the legislation of the Republic of Kazakhstan.

SECTION 27. GUARANTEES OF CONTRACT STABILITY

27.1. The provisions of the Contract shall be invariable during the whole Contract period.

27.2. It is guaranteed the protection of the Contractor rights in accordance with legislation of the Republic of Kazakhstan. All amendments and supplements to the legislation deteriorating the Contractor’s position shall not be applied to the Contracts made before such amendments and supplements.

27.3. In case of such amendments and supplement, stated in the point 27.2., the Parties shall be governed by the point 15.11. (stability of tax treatment) of the present Contract.

27.4. The guarantees of Contractor’s interests protection shall be established in accordance with the Law No. 266 of the Republic of Kazakhstan “On foreign investments” as of 27.12.1994 (with amendments and supplements to the date of the present Contract conclusion).

27.5. In case of amendments and supplements to the Legislation, which are the result of impossibility or limitation of the further activity execution under the Contract, the Contract will be amended in order to restore the Parties interests, with the consent of he Parties in writing.

SECTION 28. CONDITIONS OF TERMINATION AND/OR SUSPENSION OF CONTRACT VALIDITY

28.1. The Competent body shall suspend the Contract validity without fail, if:

•

the immediate threat to the life and health of people working and residing in zone of works influence, connected with the Contract validity.

28.2. The Competent body shall have the right to suspend the Contract validity, in cases:

•

of carrying out the activity by the Contractor, not provided by the Working program and the Contract;

•

of the State legislation violation by the Contractor in the process of its activity, in sphere of subsoil use, environment and safe management of works;

•

of breach, by the Contractor in the process of its activity, of order concerning the tax payment and the other obligatory settlements established by the present Contract;

•

of rights transfer to the Third person by the Contractor under the Contract violating the section 24 of the Contract;

•

of production discontinuation by the Contractor in the frameworks of the Working program, for the period more 180 days, except cases connected with circumstances of insuperable force (force-majeur);

•

of breach the conditions on confidential information non-disclosure under the present Contract.

28.3. In case of Contract validity suspension, the Competent body shall notify the Contractor in writing concerning the reasons of such suspension, and shall determine the reasonable time for such reasons elimination.

28.4. After the elimination of reasons, stimulated the Contract validity suspension, by the Contractor, the Competent body shall notify the Contractor regarding this contract immediate renewal.

28.5. The Contract shall be terminated only in the following cases:

•

if Contractor refuses to eliminate the reasons provoked the taking of decisions concerning the Contract validity suspension, or if non-elimination of such reasons in time sufficient for it;

•

in case, if the subsoil user does not start the subsoil operations in periods established by the Contract;

•

if impossibility to eliminate the reasons provoked the suspension of subsoil operations connected with threat for people life and health; in case of essential breach of obligations established by the Contract or working program by the Contractor;

•

if the Contract cancellation in accordance with the legislation of subsoil;

•

The Contractor shall be declared as bankrupt in accordance with the legislation of the Republic of Kazakhstan, except cases when the right for subsoil use is subject of pledge, in accordance with the current legislation.

28.6. The Contract shall be terminated according to reasons stated in the point 28.5. of the Contract, after 90 days of the written notification receiving by the Contractor from the Competent body concerning the advanced termination of the Contract.

28.7. The Parties shall not be released from the exciting obligations which are unfulfilled to the moment of notification delivery to the Contractor concerning the Contract termination.

SECTION 29. LANGUAGE OF CONTRACT

29.1. The text of this Contract, appendices, additional documents enclosed to the Contract shall be made in three copies in official, Russian and English languages, all copies are identical and have the equal legal effect.

29.2. If disputes and disagreement between the versions, the Russian version shall have the prevalence.

29.3. The parties shall agree that the Russian language and official language will be used as communication language. From the Contract effective date, all technical documentation and information concerning the prospecting with the subsequent right to develop the open commercial deposits of hydrocarbon materials shall be made in the official and Russian languages.

29.4. All documentation and information regarding the administrative activity shall be made in the official and Russian languages.

SECTION 30. ADDITIONAL PROVISIONS

30.1. All notifications and information, as well as the other documents, required in connection with this Contract execution, shall be deemed as properly presented and delivered of each Party under the present Contract, only after its receiving.

30.2. The notification and documents shall be delivered in person or send by post, or registered mail, by fax, telex or by cable at the following addresses:

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Address of Competent Body:

Address of Contractor:

37, Mir str., Astana city, 473000

153, Kunayev str., room 3, Almaty city

480100

Tel.: (3172) 10-22-37

Tel.: (3272) 63-73-11

Fax: (3172) 31-83-44

Fax: (3272) 63-73-11

Ministry of Energy and Mineral

“Vector Energy West” LLP

Resources of the Republic of Kazakhstan

(“Вектор Энерджи Вест”)

First Vice-Minister

President

Nurgali Sadvakasovich Ashimov

Nikolay Ivanovich Kruychkov

30.3. If change of addresses under the present Contract, each Party shall present the written request to the other.

30.4. All appendices to the Contract shall be considered as its component parts. If availability of any discrepancies between the appendix provisions and the Contract, the Contract shall have the fundamental meaning.

30.5. The alterations and supplements to the Contract not contradicted to the Contract conditions, shall be registered by the Parties agreement in writing. Such agreement shall be the integral part of the Contract.

30.6. The present Contract was made in three original copies, with equal legal effect.

30.7. The present Contract was made as of “28” December, 2002 in Astana city, Republic of Kazakhstan by the authorized representatives of the Parties.

Competent Body:

Contractor:

/s/ Nurgali Sadvakasovich Ashimov

/s/ Nikolay Ivanovich Kruychkov

Title

Title

First Vice-Minister

President